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                                                                     Exhibit 5.2

                        [KUTCHIN & RUFO, P.C. LETTERHEAD]



                                  May 23, 2000


Parlex Corporation
One Parlex Place
Methuen, Massachusetts  01844

         Re:      PARLEX CORPORATION

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the offer and sale by Parlex Corporation, a Massachusetts corporation (the "Company"), of up to 1,460,000 shares of the Company's Common Stock, $.10 par value (the "Company Shares") and for the offer and sale by the Selling Stockholders (as defined in the next sentence) of an aggregate of 150,000 shares of the Company's Common Stock, $.10 par value (the "Shares"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, the stockholders of the Company named on
Schedule II thereto (the "Selling Stockholders") and Adams, Harkness & Hill, Inc. and Needham & Company, Inc.

         We have acted as counsel for the Company and the Selling Stockholders in connection with the proposed issuance and sale of the Company Shares, and the sale by the Selling Stockholders of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

         We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than the Commonwealth of Massachusetts.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."
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Parlex Corporation
May 23, 2000
Page 2


         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                         Very truly yours,



                                         s/ Kutchin & Rufo, P.C.